EXHIBIT 99.1

Steinway Q2 Sales Up 9%

WALTHAM, MA — August 5, 2010 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and six months ended June 30, 2010.

Dana Messina, Chief Executive Officer, said, “Results for the second quarter were encouraging as our band and piano divisions posted increased sales, margins and operating profits.  We saw improved order flows, better manufacturing performance and stronger retail traffic. The impact of improving operations and a focus on inventory reduction strengthened an already solid balance sheet.”

Second Quarter Results

•                  Sales of $78 million, up 9%

•                  Gross margin increased to 28.3% from 26.2%

•                  Income from operations up $3.6 million

•                  Adjusted EBITDA up over 50%, to $7 million

•                  Earnings per share of $0.10

YTD Results

•                  Sales of $147 million, up 3%

•                  Gross margin increased to 29.6% from 26.4%

•                  Income from operations up $7.4 million

•                  Adjusted EBITDA nearly doubled, to $15 million

•                  Diluted earnings per share of $0.26

Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•                  Cash of $92 million

•                  Net debt of $61 million

Domestic piano sales rebounded in the second quarter, growing 20% over the prior year period. Overall piano gross margins improved 300 basis points as a result of higher utilization rates in our manufacturing facilities and higher U.S. retail sales.  Inventory levels in the piano segment continued to improve with a year over year decline of 18%.

The Company’s band segment also posted significantly improved results for the quarter as sales increased 12% over the prior year.  A shift toward higher margin brass sales coupled with better factory performance led to a 100 basis point increase in gross margin.  Band inventories declined 5% and are expected to decline further as a result of back-to-school shipments and reduced production in the second half of the year.

Outlook

Discussing the remainder of 2010, Messina said, “We expect to see strength in our domestic piano operations led by healthy institutional sales and improved sales to our dealer channel. In Europe, business remains difficult and shows no signs of improving. Our New York real estate operations cost us $0.07 per share this quarter due to low rental demand and rates. We expect similar trends to continue through the remainder of 2010.”

Messina continued, “We have seen improving order trends within our band business which we expect to result in increased sales.  As revenue growth returns, we should be able to deliver further gains in manufacturing performance.”

Messina concluded, “We’re pleased that, during a difficult last 12 months, the Company generated $38 million in cash from operations. We remain focused on those aspects of our business within our control as we advance our efforts to improve our product quality, operating efficiency and customer service.”

Segment Information

Piano Segment

Second Quarter Results

•                  Sales of $45 million, up 6%

•                  Steinway grand piano unit increase of 7%

•                  Mid-priced piano unit increase of 20%

•                  Gross margin increased to 32.9% from 29.9%

YTD Results

•                  Sales of $84 million, up 6%

•                  Steinway grand piano units consistent with prior year

•                  Mid-priced piano unit increase of 12%

•                  Gross margin increased to 32.9% from 30.7%

Band Segment

Second Quarter Results

•                  Sales of $33 million, up 11%

•                  Gross margin increased to 22.0% from 21.0%

YTD Results

•                  Sales of $62 million, consistent with prior year

•                  Gross margin increased to 25.2% from 20.9%

Conference Call

Management will be discussing the Company’s second quarter results as well as its outlook for the remainder of 2010 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.  For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to lease office space; and fluctuations in effective tax rates resulting from shifts in sources of income.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net sales	$78,248	$72,113	$146,791	$142,104
Cost of sales	56,085	53,215	103,304	104,597
Gross profit	22,163	18,898	43,487	37,507
	28.3%	26.2%	29.6%	26.4%

Operating expenses:
Sales and marketing	10,032	9,860	20,169	20,480
General and administrative	6,598	7,248	13,717	14,702
Other operating expenses	392	283	737	869
Total operating expenses	17,022	17,391	34,623	36,051

Income from operations	5,141	1,507	8,864	1,456

Interest expense, net	2,495	2,516	4,854	5,038
Other (income) expense, net	554	(253)	(913)	(4,245)

Income (loss) before income taxes	2,092	(756)	4,923	663

Income tax provision (benefit)	912	(136)	1,943	278

Net income (loss)	$1,180	$(620)	$2,980	$385

Earnings (loss) per share - basic	$0.10	$(0.07)	$0.27	$0.05
Earnings (loss) per share - diluted	$0.10	$(0.07)	$0.26	$0.05
Weighted average common shares - basic	12,019	8,533	11,227	8,533
Weighted average common shares - diluted	12,099	8,533	11,291	8,538

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	6/30/2010	6/30/2009	12/31/2009
Cash	$92,063	$45,700	$65,873
Receivables, net	46,852	56,066	45,073
Inventories, net	151,868	172,475	158,030
Other current assets	25,970	24,871	24,930
Total current assets	316,753	299,112	293,906

Property, plant and equipment, net	84,933	89,623	89,538
Other assets	63,541	66,654	66,346
Total assets	$465,227	$455,389	$449,790

Debt	$1,131	$960	$537
Other current liabilities	47,577	51,324	46,159
Total current liabilities	48,708	52,284	46,696

Long-term debt	151,976	192,528	157,703
Other liabilities	45,828	51,435	48,895
Stockholders’ equity	218,715	159,142	196,496
Total liabilities and stockholders’ equity	$465,227	$455,389	$449,790

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 6/30/10
	GAAP	Adjustments		Adjusted
Band sales	$33,126	$—		$33,126
Piano sales	45,122	—		45,122
Total sales	78,248	—		78,248

Band gross profit	7,304	—		7,304
Piano gross profit	14,859	—		14,859
Total gross profit	22,163	—		22,163

Band GM %	22.0%			22.0%
Piano GM %	32.9%			32.9%
Total GM %	28.3%			28.3%

Operating expenses	17,022	—		17,022

Income from operations	5,141	—		5,141

Interest expense, net	2,495	—		2,495
Other (income) expense, net	554	104	(1)	658

Income before income taxes	2,092	(104)		1,988

Income tax provision	912	(41	)(2)	871

Net income	$1,180	$(63)		$1,117

Earnings per share - basic	$0.10			$0.09
Earnings per share - diluted	$0.10			$0.09
Weighted average common shares - basic	12,019			12,019
Weighted average common shares - diluted	12,099			12,099

	Three Months Ended 6/30/09
	GAAP	Adjustments	Adjusted
Band sales	$29,713	$—	$29,713
Piano sales	42,400	—	42,400
Total sales	72,113	—	72,113

Band gross profit	6,229	—	6,229
Piano gross profit	12,669	—	12,669
Total gross profit	18,898	—	18,898

Band GM%	21.0%		21.0%
Piano GM%	29.9%		29.9%
Total GM%	26.2%		26.2%

Operating expenses	17,391	—	17,391

Income from operations	1,507	—	1,507

Interest expense, net	2,516	—	2,516
Other (income) expense, net	(253)	—	(253)

(Loss) before income taxes	(756)	—	(756)

Income tax (benefit)	(136)	—	(136)

Net income	$(620)	$—	$(620)

Loss per share - basic	$(0.07)		$(0.07)
Loss per share - diluted	$(0.07)		$(0.07)
Weighted average common shares - basic	8,533		8,533
Weighted average common shares - diluted	8,533		8,533

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects a net gain on early extinguishment of debt.

(2) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Six Months Ended 6/30/10
	GAAP	Adjustments		Adjusted
Band sales	$62,493	$—		$62,493
Piano sales	84,298	—		84,298
Total sales	146,791	—		146,791

Band gross profit	15,759	—		15,759
Piano gross profit	27,728	—		27,728
Total gross profit	43,487	—		43,487

Band GM %	25.2%			25.2%
Piano GM %	32.9%			32.9%
Total GM %	29.6%			29.6%

Operating expenses	34,623	—		34,623

Income from operations	8,864	—		8,864

Interest expense, net	4,854	—		4,854
Other (income) expense, net	(913)	104	(1)	(809)

Income before income taxes	4,923	(104)		4,819

Income tax provision	1,943	(41	)(2)	1,902

Net income	$2,980	$(63)		$2,917

Earnings per share - basic	$0.27			$0.26
Earnings per share - diluted	$0.26			$0.26
Weighted average common shares - basic	11,227			11,227
Weighted average common shares - diluted	11,291			11,291

	Six Months Ended 6/30/09
	GAAP	Adjustments		Adjusted
Band sales	$62,425	$—		$62,425
Piano sales	79,679	—		79,679
Total sales	142,104	—		142,104

Band gross profit	13,074	—		13,074
Piano gross profit	24,433	—		24,433
Total gross profit	37,507	—		37,507

Band GM%	20.9%			20.9%
Piano GM%	30.7%			30.7%
Total GM%	26.4%			26.4%

Operating expenses	36,051	—		36,051

Income from operations	1,456	—		1,456

Interest expense, net	5,038	—		5,038
Other (income) expense, net	(4,245)	3,434	(1)	(811)

Income (loss) before income taxes	663	(3,434)		(2,771)

Income tax provision (benefit)	278	(721	)(2)	(443)

Net income (loss)	$385	$(2,713)		$(2,328)

Earnings (loss) per share - basic	$0.05			$(0.27)
Earnings (loss) per share - diluted	$0.05			$(0.27)
Weighted average common shares - basic	8,533			8,533
Weighted average common shares - diluted	8,538			8,533

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects a net gain on early extinguishment of debt.

(2) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Cash flows from operating activities	$8,404	$3,119	$8,111	$(5,981)
Changes in operating assets and liabilities	(5,563)	(665)	(174)	8,957
Stock based compensation expense	(375)	(293)	(741)	(562)
Income taxes, net of deferred tax benefit	1,998	(136)	3,150	957
Net interest expense	2,495	2,516	4,854	5,038
Provision for doubtful accounts	2	(290)	(248)	(876)
Other	(114)	187	(229)	96
Adjusted EBITDA	$6,847	$4,438	$14,723	$7,629

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net income	$1,180	$(620)	$2,980	$385
Income taxes	912	(136)	1,943	278
Net interest expense	2,495	2,516	4,854	5,038
Depreciation	2,059	2,346	4,439	4,695
Amortization	305	332	611	667
Non-recurring, infrequent or unusual items	(104)	—	(104)	(3,434)
Adjusted EBITDA	$6,847	$4,438	$14,723	$7,629